UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2020 (June 9, 2020)
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange (NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange (NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange (NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on June 2, 2020, AG Mortgage Investment Trust, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into a Third Forbearance Agreement dated June 1, 2020 (the “Third Forbearance Agreement”) pursuant to which each participating counterparty thereto agreed to continue to forbear from exercising any of its rights and remedies in respect of events of default and any and all other defaults under its financing arrangements with the Company.

On June 10, 2020 (the “Effective Date”), the Company entered into a Reinstatement Agreement with BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Credit Suisse AG, Credit Suisse International, Barclays Capital Inc., Barclays Bank PLC, Wells Fargo Bank, National Association and Goldman Sachs Bank USA (each, a “Participating Counterparty”, and collectively, the “Participating Counterparties”).

Pursuant to the terms of the Reinstatement Agreement, the parties agreed, effective as of the Effective Date, to terminate the Third Forbearance Agreement and each Participating Counterparty agreed to permanently waive all existing and prior events of default under its financing agreements with the Company (each, a “Bilateral Agreement”) and to reinstate each Bilateral Agreement, as each may be amended by agreement between the Participating Counterparty and the Company. As a result of the termination of the Third Forbearance Agreement and entry into the Reinstatement Agreement, default interest on the Company’s outstanding borrowings under each of the Bilateral Agreements ceased to accrue as of the Effective Date and the interest rate shall be the non-default rate of interest or pricing rate, as set forth in the applicable Bilateral Agreement; all cash margin will be applied to outstanding balances owed by the Company; and the DTC repo tracker coding for each Bilateral Agreement will be reinstated, thereby allowing principal and interest payments on the underlying collateral to flow to and be used by the Company, just as it was before the prior forbearance agreements were put in place. In addition, pursuant to the terms of the Reinstatement Agreement, the security interests granted to the Participating Counterparties as additional collateral under the various forbearance agreements are being terminated and released. The Company also agreed to pay the reasonable fees and out-of-pocket expenses of counsel and other professional advisors for the Participating Counterparties and the collateral agent.

Additionally, the Reinstatement Agreement provides a set of financial covenants that override and replace the financial covenants in each Bilateral Agreement, effective as of the Effective Date, as follows:

(a)Liquidity. The Company shall maintain at all times minimum Liquidity (as defined) of not less than $10,000,000.
(b)Leverage. As of the last day of each calendar quarter, the ratio of the Company’s (A) Recourse Indebtedness (as defined) to (B) Stockholder’s Equity (as defined) shall not be greater than 3:1.
(c)Minimum Equity. As of the last day of each calendar quarter, the Company shall not permit its Stockholder’s Equity to be less than $100,000,000 plus fifty percent (50%) of the net proceeds of any equity capital raised by the Company after June 1, 2020.
(d)Annual Equity Lookback. With respect to (i) the fiscal quarter ending on March 31, 2021, the Stockholder’s Equity of the Company shall not decline by 40% or more from the Stockholder’s Equity of the Company as of April 30, 2020, and (ii) the fiscal quarter ending on June 30, 2021, and each fiscal quarter thereafter, the Stockholder’s Equity of the Company shall not decline by 40% or more from the Stockholder’s Equity of the Company as of the end of the same fiscal quarter in the previous fiscal year.
(e)Quarterly Equity Lookback. With respect to (i) the fiscal quarter ending on June 30, 2020, the Stockholder’s Equity of the Company shall not decline by 30% or more from the Stockholder’s Equity of the Company as of April 30, 2020, and (ii) the fiscal quarter ending on September 30, 2020, and each fiscal quarter thereafter, the Stockholder’s Equity of the Company shall not decline by 30% or more from the Stockholder’s Equity of the Company as of the preceding fiscal quarter end.

The Reinstatement Agreement also sets forth various reporting requirements from the Company to the Participating Counterparties, releases, certain netting obligations and cross-default provisions.

On June 10, 2020, the Company also entered a separate reinstatement agreement with JPMorgan Chase Bank (the “JPM Reinstatement Agreement”) on substantially the same terms as those set forth in the Reinstatement Agreement.

The Reinstatement Agreement and the JPM Reinstatement Agreement collectively cover all of the Company’s existing financing arrangements as of the date of this report.

Item 2.02 Results of Operations and Financial Condition.

On June 12, 2020, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2020 (the “Release”).

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Release is attached to this Report as Exhibit 99.1 and the information contained in the Release is incorporated into this Item 2.02 by this reference. The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

As previously reported, on May 28, 2020, the Company, as part of a settlement arrangement with Royal Bank of Canada (“RBC”), issued to RBC a secured promissory note in the principal amount of $2.0 million (the “Note”). On June 11, 2020, the Company repaid the amounts due under the Note in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 12, 2020, issued by AG Mortgage Investment Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary